EXHIBIT 23(a)

Consent of Independent Registered Public Accounting Firm

Sussex Bancorp.
Franklin, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 13, 2006, relating to the consolidated financial statements of Sussex Bancorp appearing in the Company’s Annual report on Form 10-KSB for the year ended December 31, 2005.

/s/ Beard Miller Company LLP

Beard Miller Company, LLP
Allentown, Pennsylvania
March 27, 2006

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